UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 13, 2013

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd
Las Vegas, NV	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801)302-2251

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On January 28, 2013, the Federal Trade Commission commenced suit against Ideal Financial Solutions, Inc ( the "Company")  and certain affiliated entities (the "Defendants").  The Complaint alleges that Defendants have engaged in unfair and deceptive practices in violation of the Federal Trade Commission Act (the “FTC Act”), 15 U.S.C. Section 45(a) by: obtaining consumer credit card and bank account information and implementing charges against those accounts without the consumers’ express informed consent; falsely representing that consumers have authorized charges; and making deceptive statements to consumers regarding the availability of refunds.  The case was filed in the U.S. District Court in Las Vegas and is captioned:  FTC v. Ideal Financial Solutions, Inc., et al., Case No. 2:13-cv-00143-MMD.

On January 30, 2013, the Court entered a Temporary Restraining Order (“TRO”) which included an asset freeze and the appointment of a Temporary Receiver to take control of the Company’s operations.  On February 1, 2013, the Temporary Receiver took possession of the business operations based in St. George, Utah and immediately suspended all operations.  Operations remain suspended.

On February 15, 2013, the Court entered a Preliminary Injunction which extends the terms of the Temporary Restraining Order, including the asset freeze, and appointed the Temporary Receiver to be the Permanent Receiver.  The Permanent Receiver has affirmed that operations are suspended, any assets are frozen, and there are no current plans to lift that suspension. All employees have been laid off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed this date.

Ideal Financial Solutions, Inc.

Dated: March 13, 2013